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                                                                    EXHIBIT 10.5

                                  K I L R O Y
                                  R E A L T Y
                             ---------------------
                             C O R P O R A T I O N



                               October 13, 1998



Allen Development, Inc.
111 South Johnson
Visalia, California  93291

          Re:  Carmel Valley Corporate Center Closing
               --------------------------------------

Gentlemen:

          This letter is addressed to Allen Development, Inc. in its capacity as the general partner and managing member of the various entities which are parties to the Contribution Agreement, dated as of October 21, 1997 (the "Contribution Agreement"), by and among Kilroy Realty, L.P., Kilroy Realty Corporation (together with Kilroy Realty, L.P., "Kilroy") and the entities collectively referred to therein as "TAG". David Dick raised a number of issues in his letter of September 2, 1998, and additional issues have been raised in various discussions and correspondence since that date. This letter agreement is intended to provide a global resolution of certain of the remaining open issues. The following paragraphs correspond to the numbered paragraphs in David Dick's September 2, 1998 letter. Unless otherwise indicated, defined terms shall have the meanings set forth in the Contribution Agreement.

          1. The Contribution Value for Carmel Valley Corporate Center (the "Carmel Property") shall be $21,686,605. The closing for this Property (the "Closing") shall occur as soon as reasonably possible, but in any event prior to October 19, 1998. All prorations shall be made as of October 1, 1998. The $24 minimum Average Closing Price which is in effect prior to November 1, 1998 pursuant to Section 3.2(d) of the Contribution Agreement will apply to Units issued at the closing.

          2. At the Closing for the Carmel Property, TAG may elect to take up to $4,440,258 of the Contribution Value in cash. There has been disagreement between Kilroy and TAG concerning the standards for determining the amount of cash that can be elected at this Closing. The foregoing cash election is agreed to by Kilroy for purposes of this Closing only and shall not be deemed to be a precedent for any subsequent closings pursuant to the
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Allen Development, Inc.
October 13, 1998
Page 2


Contribution Agreement. The total amount of cash which may be elected pursuant to Section 3.2(c)(i) of the Contribution Agreement for all closings pursuant to the Contribution Agreement will remain at $20,000,000. Upon the Closing for the Carmel Property and the payment of the cash election, TAG will have received a total of $17,288,523 of such $20,000,000

          3. Kilroy and TAG agree to the early contribution of the LPL Property on the condition that all free rent on this Property is eliminated by TAG prior to such Contribution. TAG shall use reasonable efforts to promptly modify the LPL lease to eliminate free rent in order to permit the early contribution.

          4. Richard Allen's correspondence on the subject of Lot 1 of the Corporate Research Park Property has indicated that he believes that Lot 1 should be acquired by KR-Gateway Partners, LLC, the joint venture of KR and TAG. Kilroy management will meet with Richard Allen to hear his position. Richard Allen may also take this issue up directly with the Board of Directors of Kilroy Realty Corporation.

          5. Kilroy will waive and will not exercise both its option to purchase and its right of first refusal on the Doubletree Restaurant Parcel on the conditions that (a) the La Jolla Playhouse purchases or leases the Doubletree Restaurant Parcel for purposes of a theater-related facility, (b) Kilroy has the right to reasonably approve the design plans, landscaping plans and other exterior elements of such facility, and (c) Kilroy and TAG first record a mutually acceptable reciprocal easement agreement relating to the Doubletree Restaurant Parcel and providing for ingress, egress and parking as to each parcel.

          6. Kilroy is willing to consider the early contribution of the Dataworks facility to Kilroy Realty, L.P. and awaits your proposal with respect to this issue.

          7. Upon execution and delivery of this letter by Kilroy and TAG, Kilroy shall have no further obligation to acquire Pilot Commerce Center, Redwood Shores or the San Rafael Fed Ex properties. The Contribution Agreement is hereby amended to relieve TAG of its obligation to offer, and Kilroy of its obligations to accept, contribution of such properties. The parties shall enter into such further amendments of the Contribution Agreement as may be necessary to implement the foregoing.

          8. The Management Agreements for the Kelly Ranch and Wateridge Properties shall be modified as of November 1 as follows: (a) the Management Fee payable to Kilroy Services, Inc. ("KSI") related to the Kelly Ranch Property shall be reduced to $5,000 per month until commencement of infrastructure construction and then increased to $7,500 per month until 30 days after the completion of the infrastructure (with no changes to the Development Fee of $3 per gross square foot of Buildings constructed), and (b) the Management Fee payable to KSI related to the Wateridge Property shall be reduced to $5,000 per month 30 days after the completion of shell construction, and KSI shall receive a tenant improvements administrative fee of 5% of the cost of the tenant improvements on the Wateridge Property if KSI
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Allen Development, Inc.
October 13, 1998
Page 3


administers and manages such tenant improvement work; provided, however, that the sum of the $5,000 Management Fee and the tenant improvements management fee shall not exceed $10,000 per month.

          9.   No action required.

          10. The parties agree to commence discussions regarding the land valuation of the Corporate Research Land consistent with and in the manner set forth in the Contribution Agreement and the exhibits thereto. The agreement of the parties to commence negotiations at this time is not an amendment to the Contribution Agreement and shall not be construed to impose any obligations greater than or inconsistent with the provisions of the Contribution Agreement.

          11. The parties agree to commence discussions regarding the land valuation of the Doubletree Land consistent with and in the manner set forth in the Contribution Agreement and the exhibits thereto. The agreement of the parties to commence negotiations at this time is not an amendment to the Contribution Agreement and shall not be construed to impose any obligations greater than or inconsistent with the provisions of the Contribution Agreement.

          12. The parties agree to discuss the early contribution of Parcel 2 of the Doubletree Property to Kilroy Realty, L.P. and TAG awaits Kilroy's proposal with respect to this issue.

          TAG represents to Kilroy that no consents are required from any party to the Contribution Agreement which has not been obtained in order for TAG to fulfill its obligations set forth in this letter. TAG hereby agrees to indemnify, defend and hold harmless Kilroy from and against any claims by such persons and entities related to or based upon the assertion that TAG did not have the power to enter into this letter agreement or to fulfill its obligations hereunder.

          KSI is executing this letter solely for the purpose of agreeing to the provisions of paragraph 8.

          In order to expedite the transactions contemplated herein, telecopied signatures may be used in place of original signatures on this letter or any document delivered pursuant hereto. The parties intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this letter based on the form of signature. This letter may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.
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Allen Development, Inc.
October 13, 1998
Page 4


          If the foregoing is acceptable to you, please execute one copy of this letter and return it to the undersigned.

                              "KILROY"

                              KILROY REALTY, L.P., a Delaware limited
                              partnership

                              By:  Kilroy Realty Corporation, a Maryland
                                   corporation, its General Partner


                                   By:    /s/ Jeffrey C. Hawken
                                          --------------------------------
                                   Name:  Jeffrey C. Hawken
                                   Title: Executive Vice President, Chief
                                          Operating Officer

                              KILROY REALTY CORPORATION, a Maryland corporation


                              By:    /s/ Jeffrey C. Hawken
                                     -------------------------------------
                              Name:  Jeffrey C. Hawken
                              Title: Executive Vice President, Chief
                                     Operating Officer

                              KILROY SERVICES, INC., a Maryland corporation


                              By:    /s/ Jeffrey C. Hawken
                                     -------------------------------------
                              Name:  Jeffrey C. Hawken
                              Title: Vice President and Assistant Secretary
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Allen Development, Inc.
October 13, 1998
Page 5


                              "TAG"

                              ALLEN DEVELOPMENT, INC., A California
                              corporation


                              By:   /s/ Kevin A. Noell
                                    -------------------------------------
                                    Kevin A. Noell,
                                    President and Chief Operating Officer

                              On behalf of the following entities:

                              ADI EASTGATE PARTNERS, L.P.,
                              a California limited partnership


                              ALLEN EXPRESS PETALUMA, L.P.,
                              a California limited partnership


                              ADI CARMEL VALLEY PARTNERS, L.P.,
                              a California limited partnership


                              MCCARRAN COMMERCE CENTER, LLC,
                              a Nevada limited liability company


                              SORRENTO WATERIDGE PARTNERS, L.P.,
                              a California limited partnership


                              ALLEN SHORE PARTNERS, L.P.,
                              a California limited partnership


                              PIAZZA PARTNERS, L.P.,
                              a California limited partnership


                              ADI RESEARCH PARTNERS, L.P.,
                              a California limited partnership


                              ADI MESA PARTNERS, L.P.,
                              a California limited partnership
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Allen Development, Inc.
October 13, 1998
Page 6
                              TAG HOLDINGS, LLC, a California limited
                              liability company

                              By:   Allen Development, Inc., a California
                                    corporation


                                    By:  /s/ Kevin A. Noell
                                         -------------------------------------
                                         Kevin A. Noell,
                                         President and Chief Operating Officer